Ex-99.B8


                             CUSTODIAN AGREEMENT


     AGREEMENT made as of this 4th day of January, 1985 by and among PDC&J PRESERVATION FUND, an Ohio business trust having its principal place of business at Governours Square Office Center, 1416 Miamisburg-Centerville Road, Dayton, Ohio 45459 (hereinafter called the "Fund"), THE FIRST NATIONAL BANK OF CINCINNATI, a national banking association, having its principal place of business at First National Bank Center, 425 Walnut Street, Cincinnati, Ohio 45202 (hereinafter called the "Bank") and, for the limited purpose of agreeing to pay the fees and expenses of the Bank hereunder as set forth in Section 2.7 hereof, PDC&J SERVICE CORP., an Ohio corporation having its principal place of business at 1416 Miamisburg-Centerville Road, Dayton, Ohio 45459 (hereinafter called "Service Corp.").


                              WITNESSETH THAT:

     In consideration of the mutual agreements herein contained the Fund, the Bank, and for the limited purpose of payment, Service Corp., intending to be legally bound hereby, agree as follows:




                                  ARTICLE I

                                 DEPOSITORY

      The Fund agrees to and does hereby appoint the Bank its depository subject to the provisions hereof, and likewise agrees to deliver to the Bank certified or authenticated copies of its Declaration of Trust and By-Laws, all amendments thereto, a certified copy of the resolution of the Board of Trustees appointing the Bank to act in the capacities covered by this Agreement and authorizing the signing of this Agreement and copies of such resolutions of its Board of Trustees, contracts - and other documents as may be required by the Bank in the performance of its duties hereunder. The Bank accepts such appointment and agrees to perform the duties herein set forth. As the Fund's depository, the Bank shall, INTER ALIA, receive and process all checks and other instruments deposited to the Fund's account, both for purchase of shares of the Fund and otherwise and including the endorsement and deposit for collection, in the name of the Fund, of checks, drafts or other negotiable instruments payable to the order of the Fund and not otherwise so endorsed, shall credit funds to the Fund when received or upon such other schedule as shall be agreeable between the Bank and the Fund and shall provide weekly statements on trust accounts and monthly statements for commercial accounts the Fund's account either through the Federal Reserve Wire System or other bank wire transfer systems or otherwise received, the Bank shall provide the Fund and its transfer agent ("Transfer Agent") with timely notice of the receipt of such deposits and receipt of any information relating to the wire and transmitting party.



                                 ARTICLE II

                                  CUSTODIAN


     Section 2.1 Subject to the provisions hereof, the Fund agrees to and does hereby appoint the Bank its Custodian, and agrees that the Bank shall retain all securities and cash now owned or hereafter acquired by the Fund, and the Fund also agrees to deliver and pay or cause to be delivered and paid to the Bank as Custodian, all securities and cash hereafter acquired by the Fund. The Bank accepts such appointment and agrees to perform the duties herein set forth.


       Section 2.2 All securities delivered to the Bank (other than bearer securities) shall be properly endorsed and in form for transfer or in the name of the Bank or of a nominee of the Bank or in the name of the Fund or of a nominee of the Fund.

     Section 2.3 As Custodian, the Bank shall have and perform the following powers and duties:

          A. SAFEKEEPING. To keep safely in a separate account the securities of the Fund and on behalf of the Fund, from time to time, to receive delivery of certificates for safekeeping and to keep such certificates physically segregated at all times from those of any other person. The
Bank shall maintain records of all receipts, deliveries and locations of such - securities, together with a current inventory thereof and shall conduct periodic physical inspections (including a complete physical count once per year to be conducted and certified to the Fund by an officer of the Bank) of certificates representing stocks and other securities held by it under this Agreement in such manner as the Bank shall determine from time to time to be advisable in order to verify the accuracy of such inventory. Provided, however, that the Bank may deposit the securities of the Fund in a clearing agency which acts as a securities depository, including Depository Trust Company, or the book-entry system, including the Federal Reserve/Treasury book entry system for United Stated and Federal agency securities, or both, under an arrangement which complies with the provisions of Rule 17f-4 promulgated under the Investment Company Act of 1940. With respect to securities held by any agent appointed pursuant to
Section 2.6B. and with respect to securities or cash held by any Sub-Custodian appointed pursuant to Section 2.6C., the Bank may rely upon certificates from such agent as to the holdings of such agent and from such Sub-Custodian as to the holdings of such Sub-Custodian, it being understood that such reliance in no way relieves the Bank of its responsibilities under this Agreement. The Bank will promptly report to the Fund the results of such inspections and certifications, indicating any shortages or discrepancies uncovered thereby, and take appropriate action to remedy any such shortages or discrepancies.

          B. REGISTERED NAME, NOMINEE. To register securities of the Fund held by the Bank in the name of the Fund or of any nominee of the Fund or in the name of the Bank or of any nominee of the Bank on in the name of any agent or any nominee of such agent pursuant to Section 2.6B. hereof or in the name of any Sub-Custodian or any nominee of any such Sub-Custodian appointed pursuant to Section 2.6C. hereof.

          C. PURCHASES. Upon receipt of proper instructions, and insofar as cash is available for the purpose, to pay for and receive all securities purchased for the account of the Fund, registered as provided in Section 2.3B. hereof or in form for transfer satisfactory to the Bank. All securities accepted by the Bank shall be accompanied by payment of any dividends, interest or other distributions of the issuer, due the purchaser. All purchase transactions for the Fund shall be conducted by the Bank on a "delivery against payment" basis, and in any and every case of a purchase of securities for the account of the Fund where payment is made by the Bank in advance of receipt of the securities purchased, the Bank shall be absolutely liable to the Fund for such securities to the same extent as if the securities had been received by the Bank.

          D. EXCHANGES. Upon receipt of proper instructions, to exchange securities or interim receipts or temporary securities held by it or by any agent appointed by it pursuant to Section 2.6B. hereof or any Sub-Custodian appointed pursuant to Section 2.6C. hereof for the account of the Fund for other securities alone or for other securities and cash, and to expend cash insofar as cash is available, in connection with any merger, consolidation, reorganization, recapitalization, split-up of shares, changes of par value, conversion or in connection with the exercise of warrants, subscription or purchase rights, or otherwise; to deposit any such securities or securities and cash in accordance with theterms of any reorganization or protective plan or otherwise, and to deliver securities to the designated depository or other receiving agent in response to tender offers or similar offers to purchase received in writing. Except as instructed by proper instructions received in timely enough fashion for the Bank to act thereon prior to any expiration date (which shall be presumed to be three business days prior to such date unless the Bank has advised the Fund of a different period) and giving full details of the time and method of submitting securities in response to any tender or similar offer, exercising any subscription or purchase right or making any exchange pursuant to this Section 2.3D. and subject to the Bank having fulfilled its obligations under Section 2.6F. hereof pertaining to notices or announcements, the Bank shall be under no obligation regarding any tender or similar offer, subscription or purchase right or exchange except to exercise its best efforts. When such securities are in the possession of an agent appointed by the Bank pursuant to Section 2.6B., or when the securities are in the possession of a Sub-Custodian appointed pursuant to Section 2.6C., the proper instructions referred to in the preceding sentence must be received by the Bank in timely fashion for the Bank to notify the agent or Sub-Custodian in sufficient time to permit it to act prior to any expiration date.

          E. SALES. Upon receipt of proper instructions, to make delivery against payment of securities which have been sold for the account of the Fund. All such payments are to be made in the form reasonably designated by the Fund which may be in cash, by a certified check upon or a treasurer's or cashier's check of a bank, by effective bank wire transfer through the Federal Reserve Wire System, or, if appropriate, outside of the Federal Reserve Wire System and subsequent credit to the Fund's Custodian
Account, or, in case of delivery through a stock clearing company, by book entry credit by the stock clearing company in accordance with the then current street custom.


          F. PURCHASES BY ISSUER. Upon receipt of proper instructions, to release and deliver securities owned by the Fund to the Issuer thereof or its agent when such securities are called, redeemed, retired or otherwise become payable; provided that, in any such case, the cash or other consideration is to be delivered to the Bank.

          G. CHANGES OF NAME AND DENOMINATION. Upon receipt of proper instructions to release and deliver securities owned by the Fund to the Issuer thereof or its agent for transfer into the name of the Fund or the Bank or a nominee of either, or for exchange for a different number of bonds, certificates or other evidence representing the same aggregate face amount or number of units bearing the same interest rate, maturity date and call provisions, if any; provided that, in any such case, the new securities are to be delivered to the Bank.

          H. STREET DELIVERY. Upon receipt of proper instructions, which in the case of registered securities may be standing instructions, to release and deliver securities owned by the Fund to the broker selling the same for examination in accordance with the then current "street delivery" custom.

          I. RELEASE OF SECURITIES FOR USE AS COLLATERAL. Upon receipt of proper instructions, to release securities belonging to the Fund to any bank or trust company for the purpose of pledge or hypothecation to secure any loan incurred by the Fund; provided, however, that securities shall be released only upon payment to the Bank of the monies borrowed, except that in cases where additional collateral is required to secure a borrowing already made, subject to proper prior authorization, further securities may be released for that purpose. Upon receipt of proper instructions, to pay such loan upon redelivery to it of the securities pledged or hypothecated therefor and upon surrender of the note or notes evidencing the loan. The Bank shall have no responsibility to determine whether any such loans are proper activities of the Fund or to determine the value of the collateral.

          J. RELEASE OR DELIVERY OF SECURITIES FOR OTHER PURPOSES. Upon receipt of proper instructions, to release or deliver any securities held by it for the account of the Fund for any other purpose (in addition to those specified in Sections 2.3D. through 2.3L.) which the Fund declares is a proper fund purpose pursuant to the proper instructions described in Section 2.SA. The Bank shall have no responsibility to determine whether said activities are a proper fund purpose of the Fund.

          K. MISCELLANEOUS. In general, to attend to all nondiscretionary details in connection with the sale, exchange, substitution, purchase, transfer or other dealing with such securities or property of the Fund except as otherwise from time to time directed by proper instructions. The Bank shall render to the Fund an itemized statement of the securities for which it is accountable to the Fund under this Agreement as of the end of each month, as well as a list of all security transactions that remain unsettled at such time.


     Section 2.4 As Custodian, the Bank shall have and perform the following additional powers and duties:

          A. BANK ACCOUNT. To retain all cash, other than cash maintained by he Fund in a checking account established and used in accordance with Rule 17f-3 under the Investment Company Act of 1940, of the Fund in the banking department of the Bank in two accounts known as PDC&J Performance Fund - Wire Transfer Account and PC&J Performance Fund -Purchase Account, subject only to draft or order by; the Bank acting pursuant to the terms of this Agreement. Additionally, the Bank shall maintain in its banking department an account in the name of PDC&J Performance Fund -- Redemption Account, which shall be subject to draft or order of authorized signers of the Fund. If and when authorized by Proper Instructions more specifically defined in Section 2.5A., the Bank may open and maintain additional accounts in its banking department or in such other bank or trust companies as may be designated by such instructions. If requested by the Fund, the Bank shall furnish to the Fund monthly statements of the Fund's accounts in its banking department.

          B. COLLECTIONS. Unless otherwise instructed by receipt of proper Instructions, to collect, receive and deposit in the bank account or accounts maintained pursuant to Section 2.4A. all income and other payments with respect to the securities held hereunder, and to execute ownership and other certificates and affidavits for all Federal and State tax purposes in connection with the collection of bond and note coupons, and to do all other things necessary or proper in connection with the collection of such income, and without waiving the generality of the foregoing, to:

          (1) present for payment on the date of payment all coupons and other income items requiring presentation;


          (2) present for payment all securities which may mature or be called, redeemed, retired or otherwise become payable on the date such securities become payable;

          (3) endorse and deposit for collection, in the name of the Fund, checks, drafts or other negotiable instruments on the same date as received.

          In any case in which the Bank does not receive any such due and unpaid income within a reasonable time after it has made proper demands for the same (which shall be presumed to consist of at least three demand letters and at least one telephonic demand), it shall so notify the Fund in writing, including copies of all demand letters, any written responses thereto, and memoranda of all oral responses thereto and to telephonic demands, and await proper instructions; the Custodian shall not be obliged to take legal action for collection unless and until reasonably indemnified to its satisfaction. All income and other payments with respect to the securities held hereunder shall be credited to the Fund's appropriate investment account not later than one day after such income or other payment is due from the obligor of such security, whether or not such payments have been collected by the Bank, except where the Bank notifies the Fund prior to such time of the occurrence of a failure or default on the payment by the obligor. The Bank shall notify the Fund as soon as reasonably practicable whenever income due on securities is not received by the Bank in due course.

          C. SALE OF SHARES OF THE FUND. To make such arrangements with the Fund as will enable the Bank to make certain it receives the purchase order information and payment due to the Fund for such new or treasury shares of the Fund as may be issued or sold from time to time by the Fund, all in accordance with the Fund's Declaration of Trust or other
Fund documents or agreements, including its current Prospectus. In connection with such issuance of new or treasury shares of the Fund, the Bank shall make such arrangements with the Transfer Agent and the Fund as shall insure the timely notification to the Transfer Agent and to the Fund of the receipt and sufficiency of purchase order information and payment for such shares, including notification of any check or other payment instrument that has been dishonored by the prospective purchaser's bank and of the receipt of Federal funds by the Custodian by means of the Federal Reserve Wire System or of the receipt of funds by other bank wire transfers in payment for the issuance of such shares or of the receipt of funds through customary bank collection methods.

          D. DIVIDENDS AND DISTRIBUTIONS. Upon receipt of proper instructions, which may be continuing instructions when deemed appropriate by the parties, to release or otherwise apply cash insofar as available, for the payment of dividends or other distributions to share holders of the Fund and the reinvestment of dividends in additional Fund shares for the account of shareholders of the Fund.

           E. REDEMPTION OF SHARES OF THE FUND. From such funds as may be
available for the purpose but subject   to the limitations of the Fund's
Declaration of Trust, and applicable resolutions of the Board of Trustees of the Fund pursuant thereto, to make funds available upon receipt of proper instructions for payment to shareholders who have delivered to the Fund a request for redemption of their shares by the Fund.

          In connection with the redemption of shares of the Fund pursuant to the Fund's Declaration of Trust, the Bank is authorized and directed upon receipt of instructions from the Transfer Agent for the Fund or the Fund to make funds available for transfer through the Federal Reserve
Wire System or by other bank wire to a commercial bank account by the redeeming shareholder.

          F. PAYMENTS OF DISBURSEMENTS AND LIABILITIES. Upon receipt of proper instructions, to make or cause to be made, insofar as cash is available for the purpose, disbursements for the payment on behalf of the Fund of interest, taxes, brokerage and extraordinary expenses and fees payable under the Fund's Investment Advisory Agreement and its Management And Transfer Agent Agreement, whether or not such expenses shall be in whole or in part capitalized or treated as deferred expenses.

          G. OTHER PROPER FUND PURPOSES. Upon receipt of proper instructions, to make or cause to be made, insofar as cash is available, disbursements for any other purpose (in addition to the purposes specified in Sections 2.3C. through 2.3F. of this Agreement) which the Fund declares is a proper Fund purpose pursuant to the proper instructions described in Section
2.5A. below. The Bank shall have no responsibility to determine whether such disbursements are for proper Fund purposes.


          H. RECORDS. To create, maintain and retain all records, except as provided herein, relating to its activities and obligations under this Agreement in such manner as will meet the obligations of the Fund under the Investment Company Act of 1940, particularly Section 31 thereof and Rules 31a-1 and 31a-2 thereunder, applicable Federal and State tax laws and any other law or administrative rules or procedures which may be applicable to the Fund. All records maintained by the Bank in connection with the performance of its duties under this Agreement will remain the property of the Fund, will be surrendered promptly upon the Fund's request, and, in the event of termination of this Agreement, will be delivered in accordance with the terms of Section 2.8 below.

          I. ACCOUNTS. To keep books and other documents and render statements, including interim monthly and complete quarterly financial statements, or copies thereof from time to time as shall be mutually agreed between the parties to this Agreement.

          J. MISCELLANEOUS. At the request of the Fund,to provide information from the Bank's records as Custodian in connection with the Fund's preparation of routine reports to holders of shares of the Fund to the Securities and Exchange Commission, including Forms N-1R and N-1Q, to
State "Blue Sky" authorities and to others, in the auditing of accounts, and in other matters of like nature.

     Section 2.5 INSTRUCTIONS AND INVESTMENT LIMITATIONS.

          A. PROPER INSTRUCTIONS. The Bank shall be deemed to have received proper instructions upon receipt of (1) written instructions signed by a majority of the Trustees of the Fund or by one or more persons as the Board of Trustees shall have from time to time authorized to give the particular class of instructions in question, (2) telephonic instructions confirmed in writing within 24 hours of such instructions, by persons having proper authority to do so or (3) telex, telecopy or wire instructions confirmed within 24 hours of such instructions in a writing signed by persons authorized to do so. Different persons may be authorized to give instructions for different purposes. A certified copy of a resolution or action of the Board of Trustees of the Fund may be received and accepted by the Bank as conclusive evidence of the authority of any such persons to act and may be considered as in full force and effect until receipt of written notice to the contrary. Such instructions may be general or specific in terms.

          B. INVESTMENT LIMITATIONS. In performing its duties generally, and more particularly in connection with the purchase, sale and exchange of securities made by or for the Fund, the Bank may take cognizance of the provisions of the Fund's then current Declaration of Trust, By-Laws and Prospectus; however, except as otherwise expressly provided herein, it may assume unless and until notified in writing to the contrary that instructions purporting to be proper instructions received by it are not in conflict with or in any way contrary to any provision of the then current Declaration of Trust, By-Laws and Prospectus of the Fund, or resolutions or proceedings of the Trustees of the Fund.

      Section 2.6 OTHER MATTERS.

          A. INDEMNIFICATION. The Bank, as Depository and Custodian, shall be entitled to receive and act upon advice of counsel (who may be counsel for the Fund) and shall be without liability for any action reasonably taken or thing reasonably done pursuant to such advice, provided that such action is not in violation of applicable Federal or State laws or regulations, and shall be kept indemnified by the Fund and be without liability for any action taken or thing done by it in carrying out the terms and provisions of this Agreement in good faith and without negligence. The Bank shall be liable to the Fund for any error, omission or other act of the Bank's Sub-Custodian and agents including acts of negligence, clerical errors and mechanical failures. In order that the indemnification provision contained in this Section 2.6A. shall apply, however, it is understood that if in any case the Fund may be asked to indemnify or save the Bank harmless, the Fund shall be fully and promptly advised of all pertinent facts concerning the situation in question, and it is further understood that the Bank will use all reasonable care to identify and notify the Fund promptly concerning any situation which presents or appears likely to present the probability of such claim for indemnification against the Fund. The Fund shall have the option to defend the Bank against any claim which may be the subject of this indemnification, and in the event that the Fund so elects it will so notify the Bank, and thereupon the Fund shall take over complete defense of the claim, and the Bank shall in such situation initiate no further legal or other expenses for which it shall seek indemnification under this
     Section 2.6A. The Bank shall in no case confess any claim or make any compromise in any case in which the Fund will be asked to indemnify the Bank except with the Fund's prior written consent.

          B. APPOINTMENT OF AGENTS. The Bank, as Custodian, may at any time or times appoint (and may at any time remove)any other bank, trust company or reasonable commercial agent as its agent to carry out such of the provisions of this Agreement as the Bank may from time to time direct, provided, however, that the appointment of such agent shall not relieve the Bank of any of its responsibilities under this Agreement. Each agency relationship shall be established by a written instrument, copies of which are to be provided promptly to the Fund, which shall contain, INTER ALIA, the obligation of the agent to segregate and hold assets of the Fund only for the benefit of the Fund.

          C. APPOINTMENT OF SUB-CUSTODIANS. The Bank, as the Custodian, may from time to time employ one or more Sub-Custodians, provided, however, that the appointment of such agent shall not relieve the Bank of any of its responsibilities under this Agreement. Each Sub-Custodian,relationship shall be established by written instrument, copies of which are to be provided promptly to the Fund, which shall contain, INTER ALIA, the obligation of the Sub Custodian to segregate and hold assets of the Fund only for the benefit of the Fund.

          D. RELIANCE ON DOCUMENTS. So long as and to the extent that it has exercised reasonable care, the Bank, as Depository and Custodian, shall not be responsible for the title, validity or genuineness of any property or evidence of title-thereto received by it or delivered by it pursuant to this Agreement, and shall be protected in acting upon any instructions, notice, request, consent, certificate or other instrument or paper reasonably believed by it to be genuine and to have been property executed in accordance with Section 2.5A. and shall, except as otherwise specifically provided in this Agreement, be entitled to receive as conclusive proof of any fact or matter required to be ascertained by it hereunder a certificate signed by any Trustee or the officer of the Fund or any other person authorized by the Trustees.

          E. ACCESS TO RECORDS. Subject to security requirements of the Bank applicable to its own employees having access to similar records within the Bank and such regulations as to the conduct of such monitors as may be reasonably imposed by the Bank after prior consultation with an officer of the Fund, the books and records of the Bank pertaining to its actions under this Agreement shall be open to inspection and audit at reasonable times by officers of, attorneys for, and auditors employed by, the Fund.

          F. VOTING AND OTHER ACTION. Neither the Bank nor any nominee of the Bank shall vote any of the securities held hereunder by or for the account of the Fund, except in accordance with the instructions contained in an officers' certificate. The Bank shall promptly deliver, or cause to be executed and delivered, to the Fund all notices, proxies and proxy soliciting materials with relation to such securities, such proxies to be executed by the registered holder of such securities (if registered otherwise than in the name of the Fund), but without indicating the manner in which such proxies are to be voted.


          The Bank shall transmit promptly to the Fund all written information (including, without limitation, pendency of calls and maturities of securities and expirations of rights in connection therewith) received by the Bank from issuers of the securities being held for the Fund. With respect to tender or exchange offers, the Bank shall transmit promptly to the Fund all written information received by the Bank from issuers of the securities whose tender or exchange is sought and from the party (or his agents) making the tender or exchange offer.

          G. RECORD-KEEPING. The Bank shall maintain such records as will enable the Fund to comply with there requirements of all Federal and State laws and regulations applicable to the Fund with respect to the matters covered by this Agreement.

       Section 2.7 COMPENSATION. The Fund shall pay to the Bank, as Depository and Custodian, such compensation (including reimbursement of expenses) as shall be agreed upon in writing among ail of the parties hereto from time to time; provided, that so long as the Management And Transfer Agent Agreement between the Fund and Service Corp. shall be in effect, Service Corp. agrees to pay such compensation.

       Section 2.8 the bank and the fund further agree as follows:


          A. EFFECTIVE PERIOD, TERMINATION AND AMENDMENT, AND INTERPRETIVE
     AND ADDITIONAL PROVISIONS. This Agreement shall become effective as of the date of its execution, shall continue in full force and effect until terminated as hereinafter provided, may be amended at anytime by mutual agreement of all of the parties hereto and may be terminated by any party hereto by an instrument in writing delivered or mailed, postage prepaid, to the other parties, such termination to take effect not sooner than sixty (60) days after the date of such delivery or mailing; provided, however, that the Fund Service Corp. shall not amend or terminate this Agreement in contravention of any applicable Federal or State laws or regulations, or any provision of the Fund's Declaration of Trust or By-Laws as the same may from time to time be amended, and further provided, that the Fund may at any time by action of its Board of Trustees substitute another bank or trust company for the Bank by giving notice as above to the Bank.

           In connection with the operation of this Agreement, the Bank, the Fund and Service Corp. may agree from time to time on such provisions interpretive of or in addition to the provisions of this Agreement as may in their joint opinion be consistent with the general tenor of this Agreement, any such interpretive or additional provisions - to be signed by all parties and annexed hereto, provided that no such interpretive or additional provisions shall contravene any applicable Federal or State laws or regulations, or any provision of the Fund's Declaration of Trust or By-Laws as the same may from time to time be amended. No interpretive or additional provisions made as provided in the preceding sentence shall be deemed to be an amendment of this Agreement.

          B. SUCCESSOR CUSTODIAN. Upon termination hereof Service Corp. or the Fund, as applicable, shall pay to the Bank such compensation (including reimbursement of expenses) as may be due as of the date of such termination.

          If a successor custodian is appointed by the Board of Trustees of the Fund in accordance with its Declaration of Trust, the Bank shall upon termination, deliver to such successor custodian at the office of the Bank, duly endorsed and in form for transfer, all securities then held hereunder and all funds or other properties of the Fund deposited with or held by it hereunder.

          If no such successor custodian is appointed, the Bank shall, in like manner, at its office, upon receipt of a certified copy of a resolution of the shareholders pursuant to the Fund's Declaration of Trust, deliver such securities, funds and other properties in accordance with such vote.

          In the event that no written order designating a successor custodian or certified copy of a resolution of the shareholders shall have been delivered to the Bank on or before the date when such termination shall become effective, then the Bank shall have the right to deliver to a bank or trust company doing business in Cincinnati, Ohio or Dayton, Ohio of its own selection, having an aggregate capital, surplus and undivided profits, as shown by its last published report of not less than $25,000,000, all securities, funds and other properties held by the Bank and all instruments held by the Bank and all instruments held by it relative thereto and all other property held by it under this Agreement. Thereafter, such bank or trust company shall be the successor of the Bank under this Agreement.

          In the event that securities, funds, and other properties remain in the possession of the Bank after date of termination hereof owing to failure of the Fund to procure the certified copy above referred to, or of the Board of Trustees to appoint a successor custodian, the Bank shall be entitled to fair compensation for its services during such period and the provisions of this Agreement relating to the duties and obligations of the Bank shall remain in full force and effect.

          Section 2.9 The Bank shall cooperate with the Fund's independent public accountants in connection with the annual and other audits of the books and records of the Fund and shall take all necessary action within reasonable possibility for the Fund to obtain from year to year unqualified opinions from the Fund's independent public accountants with respect to the Bank's activities hereunder in connection with the preparation of the Fund's Form N-1R annual reports to the Securities and Exchange Commission and with respect to any other requirements of such Commission.

      Section 2.10 The Fund shall not circulate any printed matter which contains any reference to the Bank without the prior approval of the Bank, excepting solely such printed matter as merely identifies the Bank as Custodian. The Fund will submit printed matter requiring approval to the Bank in draft form, allowing sufficient time for review by the Bank and its counsel prior to any deadline for printing.

      Section 2.11 This instrument is executed and delivered in the State of Ohio and shall be subject to and be construed according to the laws of said State.

      Section 2.12 Notices and other writings delivered or mailed postage prepaid to the Fund at Governours Square Office Center, 1416 Miamisburg-Centerville Road, Dayton, Ohio 45459, or to the Bank at First National Bank Center, 425 Walnut Street, Cincinnati, Ohio 45202, or to Service Corp. at 1416 Miamisburg-Centerville Road, Dayton, Ohio 45459, or to such other address as the Fund, Bank or Service Corp. may hereafter specify, shall be deemed to have been properly delivered or given hereunder to the respective addressee.

     Section 2.13 It is understood and is expressly stipulated that neither the holders of shares in the Fund nor the Trustees of the Fund shall be personally liable hereunder.

      Section 2.14 This Agreement shall be binding on and shall inure to the benefit of the Fund, the Bank and Service Corp. and their respective successors.

     Section 2.15 This Agreement may be executed simultaneously in two or more counterparts, each of which shall be deemed an original.

     Section 2.16 The obligations of the Fund under this Custodian Agreement, as amended, shall not be binding upon any of the Trustees, shareholders, nominees, officers, agents or employees of the Fund, personally, but shall bind only the assets and property of the Fund, as provided in the Declaration of Trust of the Fund and any amendments thereto, which are on file with the Secretary of State of Ohio. The execution and delivery of this Agreement have been authorized by the Trustees and signed by the President of the Fund, acting as such, and neither the authorization by the Trustees nor the execution and delivery by the President of the Fund shall be deemed to have been made by any of them individually or to impose any liability on any of them personally, but shall bind only the assets and property of the Fund as provided in its Declaration of Trust and any amendments thereto.

     IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be executed in its name and on its behalf by a duly authorized officer as of the day and year first above written.


     ATTEST:                            PDC&J PERFORMANCE FUND


     By /S/ JAMES M. JOHNSON            By /S/ LESLIE O. PARKER III
        ------------------------           --------------------------------
            James M. Johnson                   Leslie O. Parker III
            Secretary                          President

     ATTEST:                            THE FIRST NATIONAL BANK OF CINCINNATI

     By /S/ C. W. MURPHY                By /S/ EUGENE W. JACOBS
        ------------------------           --------------------------------
            Vice President and                 Vice President and
            Trust Officer                      Trust Officer


     ATTEST:                            PDC&J SERVICE CORP.

     By /S/ JAMES M. JOHNSON            By /S/ LESLIE O. PARKER III
        ------------------------           --------------------------------
            James M. Johnson                   Leslie O. Parker III
            Secretary                          President